Thoratec Reports Second Quarter Results

- Quarterly Revenue of $118.6 million, GAAP Net Income per Diluted Share of $0.35, and Non-GAAP Net Income per Diluted Share of $0.45

- HeartMate II® Worldwide Unit Growth of 13% for the Second Quarter and 22% for the First Half of 2012

- Full-Year Revenue Guidance Increased to a Range of $460 million to $470 million

- Full-Year Earnings per Share Guidance Increased to $1.28 to $1.34 on a GAAP basis and $1.67 to $1.73 on a non-GAAP basis

PLEASANTON, Calif., Aug. 1, 2012 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported its financial results for the second quarter and first half of 2012.

"We achieved solid growth during the second quarter, driven by continued development of the Destination Therapy (DT) opportunity, and delivered the strongest six-month financial performance in the company's history," said Gary F. Burbach, President and Chief Executive Officer. "We were particularly pleased with HeartMate II unit growth of 13 percent during the second quarter and 22 percent for the first half of 2012, demonstrating healthy underlying market trends and HeartMate II's strong competitive position," he added.

For the quarter ended June 30, 2012, Thoratec reported revenues of $118.6 million, a seven percent increase over revenues of $111.2 million in the second quarter of 2011. Net income on a GAAP basis was $20.8 million, or $0.35 per diluted share, compared with GAAP net income of $21.8 million, or $0.36 per diluted share, in the same period a year ago. Non-GAAP net income was $26.8 million, or $0.45 per diluted share, compared with non-GAAP net income of $27.4 million, or $0.44 per diluted share, in the same period a year ago.

For the first six months of fiscal 2012, revenues were $245.4 million, an increase of 16 percent over revenues of $210.7 million in the same period a year ago. Net income on a GAAP basis was $46.3 million, or $0.78 per diluted share, compared with GAAP net income of $38.2 million, or $0.63 per diluted share, in the same period a year ago. Non-GAAP net income was $57.4 million, or $0.96 per diluted share, compared with non-GAAP net income of $49.2 million, or $0.77 per diluted share, in the same period a year ago.

The company ended the second quarter of 2012 with 309 HeartMate II centers globally, including 158 in the U.S. and 151 internationally. In the U.S., there are now 112 centers with Joint Commission certification for DT reimbursement.

"Based on the strength of our performance in the first half of the year, the underlying momentum in the VAD market, and our confidence in Thoratec's ongoing competitive position, we are increasing our revenue and earnings guidance for 2012," Burbach commented. "Looking forward, we remain focused on driving continued adoption of HeartMate II in the under-penetrated DT market through our range of market development initiatives, as well as on advancing our pipeline of exciting new technologies, with a goal of initiating pivotal trials for two major new product platforms, HeartMate III and HeartMate PHP, during 2013."

Second Quarter and First Half of 2012 Financial Results

For the second quarter of 2012, Thoratec reported revenues of $118.6 million, an increase of seven percent compared to the same quarter last year. Currency fluctuations decreased revenues by one percent. The HeartMate product line contributed $106.2 million to revenues, an increase of nine percent, while the CentriMag® product line contributed $8.0 million, an increase of 51 percent, including revenues of $2.5 million related to the acquisition of Levitronix Medical. The PVAD product line contributed $3.8 million, a decrease of 50 percent.

For the first half of 2012, Thoratec reported revenues of $245.4 million, an increase of 16 percent, compared to the same period last year. Currency fluctuations decreased revenues by one percent. The HeartMate product line contributed $217.9 million to revenues, an increase of 18 percent, while the CentriMag product line contributed $16.7 million, an increase of 72 percent, including revenues of $5.2 million related to the acquisition of Levitronix Medical. The PVAD product line contributed $9.6 million, a decrease of 36 percent.

For the second quarter of 2012, GAAP gross margin was 69.6 percent compared to 69.1 percent in the same quarter last year. Non-GAAP gross margin was 72.1 percent compared to 71.2 percent in the same quarter last year. The increase in non-GAAP gross margin was due to volume-based efficiencies and the contribution from the Levitronix Medical acquisition, partially offset by unfavorable currency fluctuations.

For the second quarter of 2012, GAAP operating expenses were $51.8 million compared to $42.6 million in the same quarter last year. Non-GAAP operating expenses were $46.1 million compared to $37.5 million in the same quarter last year. The increase in non-GAAP operating expenses was due primarily to product and market development initiatives, as well as incremental operating expenses from the Levitronix Medical acquisition, including a one-time charge incurred during second quarter of 2012.

Cash and Investments

Cash and investments were $279.8 million as of June 30, 2012, compared to $247.5 million as of March 31, 2012, and $209.5 million as of December 31, 2011.

Guidance for Fiscal 2012

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below. The company updated guidance for the full year.

The company expects revenues for fiscal year 2012 will be in the range of $460 million to $470 million. This change reflects an increase in the full-year outlook for the HeartMate product line of $10 million to $15 million, partially offset by a $7 million impact from the combination of a reduction in expectations for the PVAD product line and foreign exchange fluctuations.

Gross margin is expected to be approximately 69.0 percent on a GAAP basis and approximately 71.5 percent on a non-GAAP basis, reflecting the volume-based efficiencies driven by continued growth of the HeartMate II.

The company's effective tax rate is expected to be 32 to 33 percent on both a GAAP and non-GAAP basis.

GAAP net income per diluted share is expected to be in the range of $1.28 to $1.34, and non-GAAP net income per diluted share is expected to be in the range of $1.67 to $1.73.

Conference Call / Webcast Information

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-2445, passcode 2804068. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Wednesday, August 8, via http://www.thoratec.com, or by telephone at (719) 457-0820, passcode 2804068.

GAAP to Non-GAAP Reconciliation

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 470-20, Debt, Levitronix Medical transaction costs, and Levitronix Medical Fair Market Value (FMV) inventory adjustments.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any inclusions made in conjunction with dilutive impact of Thoratec's convertible debt instruments and any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, amortization of intangibles, and Levitronix Medical FMV inventory adjustments related to the acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, and Levitronix Medical transaction costs.

Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical transaction costs as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three and six month periods ending 2012 and 2011:

THORATEC CORPORATION
Condensed Consolidated Statements
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Product sales	$ 118,659	$ 111,221	$ 245,428	$ 210,751
Cost of product sales	36,022	34,342	74,909	66,114
Gross profit	82,637	76,879	170,519	144,637
Operating expenses:
Selling, general and administrative	32,013	26,824	63,214	51,743
Research and development	19,808	15,799	39,504	31,553
Total operating expenses	51,821	42,623	102,718	83,296
Income from operations	30,816	34,256	67,801	61,341
Other income and (expense):
Interest expense	(0)	(1,767)	(3)	(4,647)
Interest income and other	88	488	822	1,243
Income before income taxes	30,904	32,977	68,620	57,937
Income tax expense	(10,096)	(11,195)	(22,326)	(19,696)
Net income	$ 20,808	$ 21,782	$ 46,294	$ 38,241

Net income per share- Basic:	$ 0.35	$ 0.37	$ 0.79	$ 0.66

Net income per share- Diluted:	$ 0.35	$ 0.36	$ 0.78	$ 0.63

Shares used to compute net income per share:
Basic	58,737	58,186	58,587	58,060
Diluted	59,518	63,213	59,513	64,590

The following table presents our quarterly revenues by source for the first and second quarter of fiscal 2012 and for the full year of fiscal 2011:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Oct 1, 2011	Jul 2, 2011	Apr 2, 2011

Revenue by Product Line
HeartMate	$ 106.2	$ 111.7	$ 93.8	$ 87.6	$ 97.6	$ 87.3
PVAD & IVAD	3.8	5.8	6.1	7.2	7.6	7.3
CentriMag (1)	8.0	8.7	8.8	7.2	5.3	4.4
Other	0.6	0.6	0.7	0.6	0.7	0.5
Total	$ 118.6	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

Revenue by Category
Pump	$ 85.7	$ 92.6	$ 77.4	$ 72.2	$ 77.8	$ 70.8
Non-Pump	32.3	33.6	31.3	29.8	32.7	28.2
Other	0.6	0.6	0.7	0.6	0.7	0.5
Total	$ 118.6	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

Revenue by Geography
United States	$ 97.1	$ 103.9	$ 88.2	$ 83.9	$ 93.0	$ 82.5
International	21.5	22.9	21.2	18.7	18.2	17.0
Total	$ 118.6	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly pump units by geography for the first and second quarter of fiscal 2012 and for the full year of fiscal 2011:

THORATEC CORPORATION
Quarterly Pump Units
(Unaudited)

	Three months ended
Units by Geography	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Oct 1, 2011	Jul 2, 2011	Apr 2, 2011
United States	773	838	704	665	753	677
International	212	219	213	188	193	182
Total (1)	985	1,057	917	853	946	859

(1) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income from continuing operations in the calculation of non-GAAP net income and diluted net income per share from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
Net income reconciliation	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net income on a GAAP basis	$ 20,808	$ 21,782	$ 46,294	$ 38,241
Share-based compensation expense:
- Cost of product sales	573	373	976	703
- Selling, general and administrative	3,409	2,509	6,388	5,038
- Research and development	1,587	958	3,103	2,062
Amortization of purchased intangibles
- Cost of product sales	2,072	1,932	4,144	3,969
- Selling, general and administrative	601	265	1,203	530
- Research and development	82	-	164	-
Impact of ASC 470-20 (Debt)	-	1,244	-	3,127
Levitronix Medical FMV inventory adjustments	274		630	-
Levitronix Medical transaction costs		1,392		1,398
Income tax effect of non-GAAP adjustments	(2,617)	(3,068)	(5,513)	(5,843)
Net income on a non-GAAP basis	$ 26,789	$ 27,387	$ 57,389	$ 49,225

	Three Months Ended		Six Months Ended
Diluted net income per share reconciliation	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Diluted net income per share on a GAAP basis	$ 0.35	$ 0.36	$ 0.78	$ 0.63
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.01	0.01
- Selling, general and administrative	0.06	0.04	0.11	0.08
- Research and development	0.03	0.02	0.05	0.03
Amortization of purchased intangibles
- Cost of product sales	0.03	0.03	0.07	0.06
- Selling, general and administrative	0.01	-	0.02	0.01
- Research and development	-	-	-	-
Levitronix Medical FMV inventory adjustments	-	-	0.01	-
Levitronix Medical transaction costs	-	0.02	-	0.02
Income tax effect of non-GAAP adjustments	(0.04)	(0.04)	(0.09)	(0.07)
Diluted net income per share on a non-GAAP basis	$ 0.45	$ 0.44	$ 0.96	$ 0.77

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP	59,518	63,213	59,513	64,590
Weighted average unvested restricted stock awards (1)	-	91	25	130
Shares used in calculation of diluted net income per share -- non-GAAP	59,518	63,304	59,538	64,720

(1)

The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 0 and 91,000 for the three months ended June 30, 2012 and July 2, 2011, respectively and 25,000 and 130,000 for the six months ended June 30,2012 and July 2, 2011, respectively.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	June 30, 2012		July 2, 2011		June 30, 2012		July 2, 2011

Gross profit on a GAAP basis	$ 82,637	69.6%	$ 76,879	69.1%	$ 170,519	69.5%	$ 144,637	68.6%
Share-based compensation expense	573		373		976		703
Amortization of intangibles	2,072		1,932		4,144		3,969
Levitronix Medical FMV inventory adjustments	274		-		630		-
Gross profit on a non-GAAP basis	$ 85,556	72.1%	$ 79,184	71.2%	$ 176,269	71.8%	$ 149,309	70.8%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Operating expenses on a GAAP basis	$ 51,821	$ 42,623	$ 102,718	$ 83,296
Share-based compensation expense:
- Selling, general and administrative	(3,409)	(2,509)	(6,388)	(5,038)
- Research and development	(1,587)	(958)	(3,103)	(2,062)
Amortization of purchased intangibles
- Selling, general and administrative	(601)	(265)	(1,203)	(530)
- Research and development	(82)	-	(164)	-
Levitronix Medical transaction costs	-	(1,392)	-	(1,398)
Operating expenses on a non-GAAP basis	$ 46,142	$ 37,499	$ 91,860	$ 74,268

The following table reconciles the specific items excluded from GAAP other income and expense in the calculation of non-GAAP other income and expense from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Other income (expense) on a GAAP basis	$ 88	$ (1,279)	$ 819	$ (3,404)
Impact of ASC 470-20 (Debt)	-	1,244	-	3,127
Other income (expense) on a non-GAAP basis	$ 88	$ (35)	$ 819	$ (277)

The following table reconciles the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income from continuing operations:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	June 30, 2012		July 2, 2011		June 30, 2012		July 2, 2011

Tax expense on a GAAP basis	$ 10,096	32.7%	$ 11,195	33.9%	$ 22,326	32.5%	$ 19,696	34.0%
Share-based compensation expense	2,469		1,532		4,478		3,236
Amortization of purchased intangibles	1,011		879		2,023		1,799
Impact of adoption of ASC 470-20 (Debt)	-		497		-		1,251
Excess compensation limitations and other	(973)		(397)		(1,240)		(1,002)
Levitronix Medical FMV inventory adjustments	110		-		252		-
Levitronix Medical transaction costs	-		557		-		559
Tax expense on a non-GAAP basis	$ 12,713	32.2%	$ 14,263	34.2%	$ 27,839	32.7%	$ 25,539	34.2%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year Ended 2012

Gross margin on a GAAP basis		69.00%
Amortization of purchased intangibles		1.80%
Levitronix Medical FMV inventory adjustments		0.30%
Share-based compensation expense		0.40%
Gross margin on a non-GAAP basis		71.50%

Net income per diluted share reconciliation	For the Fiscal Year Ended 2012
	From		To

Net income per diluted share on a GAAP basis	$ 1.28		$ 1.34
Share-based compensation expense	0.26		0.26
Amortization of purchased intangibles	0.12		0.12
Levitronix Medical FMV inventory adjustments	0.01		0.01
Net income per diluted share on a non-GAAP basis	$ 1.67		$ 1.73

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and markets the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2012 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Taylor Harris, Senior Director, Investor Relations & Business Development, Thoratec Corporation, +1 (925) 738-0047